UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 18, 2009
ADC Telecommunications, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-1424	41-0743912

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13625 Technology Drive, Eden Prairie,
Minnesota	55344

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 952.938.8080
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
As previously announced in a report on Form 8-K we filed on July 25, 2008, our Board of Directors approved a change in our fiscal year end from October 31st to September 30th commencing with our fiscal year 2009. As a result our fiscal year 2009 will be shortened from 12 months to 11 months and our fourth quarter of fiscal year 2009 will be shortened from 3 months to 2 months, both periods ending on September 30th, 2009. Fiscal years subsequent to 2009 also will end on September 30th.
Commencing with our report on Form 10-K for fiscal year 2009 we will file periodic reports on Form 10-Q and Form 10-K that correspond to our new quarterly reporting cycle based on a September 30th fiscal year end. Our fiscal 2009 report on Form 10-K will be our transition report to this new cycle. The transition report includes certain required financial information for prior periods that corresponds to our new fiscal year end. Specifically, in addition to other financial information, our report on Form 10-K will be required to include unaudited consolidated statements of operations and cash flows for the 11 month period ended September 30, 2008.
We are furnishing the information contained in this report on Form 8-K primarily because certain shareholders and other stakeholders requested that we provide financial information beyond what is required in our transition report on Form 10-K so they can more easily compare future financial results that will be reported on our new quarterly reporting cycle to prior comparable periods. In addition, these stakeholders have informed us that they believe the furnishing of this information will provide a better understanding of the results we will announce for both our 2009 fiscal fourth quarter and full fiscal year, each of which will be shorter than normal.
Due to the previously announced change in fiscal year end, our fourth fiscal quarter of 2009 will consist of the fiscal months of August and September and last approximately 42 working days. In comparison, the previously reported results of the fiscal fourth quarters of fiscal 2007 and fiscal 2008 lasted 62 days and 64 days respectively. In addition, the Statements of Operations furnished with this report on Form 8-K for the approximately 2 month periods ended September 26, 2008 and September 28, 2007 both consisted of 39 working days.
Historically, we have recorded certain normal, recurring adjustments only on a quarterly basis. As a result, the exhibits furnished with this report, which are restated based on our new fiscal year end, do not include all of the information required by U.S. generally accepted accounting principles for complete financial statements. In addition, this report contains certain non-GAAP financial measures. We use a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing our overall business performance, for making operating decisions, and for forecasting and planning future periods. More information on our use of non-GAAP financial measures is described in the exhibits to this report.
All of the information included in this report and in the related exhibits is furnished. None of this information shall be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to the liabilities of that section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Exchange Act. By furnishing this information, we make no admission as to the materiality of any information in this report, including, but not limited to, information included in the exhibits to this report. None of the financial information included in this report was audited or subjected to a review by our independent public accountants.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1 Proforma historical financials for ADC Telecommunications based on new fiscal year.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADC Telecommunications, Inc.
August 18, 2009	By:	James G. Mathews
		Name:	James G. Mathews
		Title:	Vice President and Chief Financial Officer

Exhibit Index

Exhibit
No.	Description
99.1	Proforma historical financials for ADC Telecommunications based on new fiscal year.